UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2004, VIA NET.WORKS, Inc. received a letter from The NASDAQ Stock Market granting VIA a second 180-day extension, to June 10, 2005, to regain compliance with NASDAQ’s minimum bid price requirement.  On June 15, 2004, NASDAQ informed VIA that it had failed to meet NASDAQ’s continued listing requirements because its common stock had not traded above $1.00 per share for the previous 30 consecutive business days.  The new extension stipulates that the share price must close at or above $1.00 per share for at least 10 consecutive trading days prior to June 10, 2005.  In granting the extension, NASDAQ noted that the Company meets all other NASDAQ SmallCap Market listing standards.

A copy of the related press release is filed as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press Release issued by VIA NET.WORKS, Inc., dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

December 17, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by VIA NET.WORKS, Inc., dated December 15, 2004.